Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-127493) of Cubic Corporation on Form S-8 of our report dated August 5, 2005, appearing in this Annual Report on Form 11-K of the Cubic Applications, Inc. 401(k) Retirement Plan.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
January 23, 2006